UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2014

Civeo Corporation
(Exact name of registrant as specified in its charter)

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Delaware	1-36246	46-3831207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, Mayank Ashar resigned from the Board of Directors (the “Board”) of Civeo Corporation (the “Company”) effective immediately prior to the appointment of the New Directors (as defined below). Mr. Ashar’s resignation from the Board was not a result of any disagreement with the Company or the Board. Mr. Ashar resigned in connection with his acceptance of an executive role with an oil producing company in India.

On October 22, 2014, the Company and JANA Partners LLC (“JANA”) entered into a Nomination and Support Agreement under which the Company agreed to expand its Board from nine to eleven members (after giving effect to the resignation of Mr. Ashar as discussed above) and to add three new independent directors (Michael Ashner, Alexander Greene and Marc Weisman) to fill the vacancy created by the resignation of Mr. Ashar and the two newly created directorships (the “New Directors”). This increase in board size and associated new director appointments were effective as of October 23, 2014, and Mr. Ashner was designated as a Class I director, Mr. Greene was designated as a Class II director and Mr. Weisman was designated as a Class III director. The New Directors’ compensation as members of the Board will be consistent with other non-employee members of the Board, as disclosed in Amendment No. 5 to the Company’s Form 10 registration statement filed on May 7, 2014.

In addition, pursuant to the Nomination and Support Agreement, the Company has agreed to include any New Director whose term would expire at or before the Company’s first annual meeting of shareholders following the end of calendar year 2014 (the “2015 Annual Meeting”) on the Company’s slate of director nominees for the 2015 Annual Meeting, together with the other director nominees selected by the Board for election as directors at that meeting.

Pursuant to the Nomination and Support Agreement, the Board also formed a Value Creation Committee of the Board to review opportunities for enhancing shareholder value, including recommending a dividend policy to the Board, reviewing the Company’s business, operations, capital structure, capital return and capital allocation policies and cost structure. The Value Creation Committee will be comprised of five members, three existing directors and two of the New Directors, and the Value Creation Committee will initially be comprised of Michael Ashner, Ronald Blankenship, Martin Lambert, Richard Navarre and Marc Weisman; Mr. Blankenship, Mr. Lambert and Mr. Navarre are current independent members of the Board.

The Nomination and Support Agreement also includes provisions regarding the size of the Board, provides for certain substitution procedures in the event a New Director is unable to serve and scenarios in which the Company’s obligations, including with respect to board representation for the New Directors, would terminate and contains various standstill restrictions, voting commitments (including, among other items, with respect to the Board’s director nominations and matters relating to the re-domiciling transaction) and other support obligations of JANA that continue through November 1, 2015.

The foregoing summary of the Nomination and Support Agreement is qualified in its entirety by the full terms and conditions of the agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

/s/ Bradley J. Dodson
Name:	Bradley J. Dodson
Title:	President and Chief Executive Officer

DATED: October 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Nomination and Support Agreement, dated October 22, 2014, by and between JANA Partners LLC and Civeo Corporation